UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of The Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary information statement.

[ ] Confidential, for use of the

    Commission only (as permitted by

    Rule 14c-5(d)(2)).

[X] Definitive information statement.

[ ] Definitive information materials.

[ ] Soliciting material pursuant to Section 240.14a-12

CLX MEDICAL, INC.

______________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

______________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:

______________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

______________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

______________________________________________________________________________

(5) Total fee paid:

______________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

______________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

______________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:

______________________________________________________________________________

(3) Filing Party:

______________________________________________________________________________

(4) Date Filed:

______________________________________________________________________________

CLX MEDICAL, INC.

29970 Technology Drive, Suite 203

Murrieta, California 92563

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

HELD ON JULY 25, 2008

Dear Shareholders:

A special meeting of shareholders of CLX MEDICAL, Inc., a Colorado corporation (the "Company"), was held on July 25, 2008 at 10:00 a.m. local time, at 29970 Technology Drive, Suite 203, Murrieta, California 92563 for the following purpose:

1)

To consider and vote upon a proposal to amend the Company’s Articles of Incorporation to increase the number of shares of capital stock that the Company is authorized to issue to Five Billion (5,000,000,000).

2)

To consider and vote upon a proposal to amend the Company’s Articles of Incorporation to effect a reverse split of the Company’s Common Stock at a ratio of up to one-for-two thousand during the twelve month period following the date of the Special Meeting of Shareholders.

By Order of the Board of Directors,

CLX MEDICAL, INC.

By: /s/ Vera Leonard Vera Leonard Chief Executive Officer Murrieta, California Dated: July 25, 2008

CLX MEDICAL, INC.

A Colorado Corporation

29970 Technology Drive, Suite 203

Murrieta, California 92563

(951) 677-6735

INFORMATION STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

HELD ON JULY 25, 2008

INTRODUCTION

This Information Statement is being furnished to the stockholders of CLX MEDICAL, INC., a Colorado corporation (the "Company"), to inform them of a special meeting of shareholders.  This meeting (referred to herein as the “Special Meeting”) was held on July 25, 2008 at 29970 Technology Drive, Suite 203, Murrieta, California 92563, at 10:00 a.m. local time.  Only shareholders of record at the close of business on July 25, 2008 (the “Record Date”) were entitled to vote at the Special Meeting.

At the Special Meeting, holders of common stock (the "Common Stock") of the Company were asked:

1)

To consider and vote upon a proposal to amend the Company’s Articles of Incorporation to increase the number of shares of capital stock that the Company is authorized to issue to Five Billion (5,000,000,000).

2)

To consider and vote upon a proposal to amend the Company’s Articles of Incorporation to effect a reverse split of the Company’s Common Stock at a ratio of up to one-for-two thousand during the twelve month period following the date of the Special Meeting of Shareholders.

Principal Shareholders, who collectively represented 994,124,999 shares (or 64%) of the 1,550,006,329 shares of common stock outstanding on July 25, 2008, were either present at the meeting or voted in absentia.  All of the Principal Shareholders voted in favor of the proposal.  Accordingly, no proxies will be solicited and no action is required on your behalf. The cost of printing and distributing this Information Statement and holding the Special Meeting (including the reimbursement of certain parties for their expenses in forwarding this Information Statement to beneficial owners of the Common Stock) will be paid by the Company.

The Company’s principal executive offices are located at 29970 Technology Drive, Suite 203, Murrieta, California 92563.

THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION REGARDING THE PROPOSAL

GENERAL

The proposals to amend the Company's Articles of Incorporation are described below. A copy of the Articles of Incorporation, as amended to reflect the changes contemplated by the proposals, is attached to this Information Statement as Exhibit A.

1) AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to increase the number of authorized shares of capital stock to five billion (5,000,000,000) shares, four billion nine hundred fifty million (4,950,000,000) of which will relate to Common Stock, fifty million (50,000,000) of which will related to preferred stock. The Board of Directors believes that this increase in the number of authorized shares is in the best interest of the Company in that it will provide the Company with available shares which could be issued for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board further believes that the increase in the number of authorized shares will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders. The Company presently has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock or Preferred Stock.

Effect: The issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and the earnings per share of existing holders of the Common Stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock. The newly authorized Preferred Stock will have voting and other rights as determined by the Board of Directors.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the increase in the number of authorized shares. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

2) AMENDMENT OF ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Purpose: The Company's Board of Directors may effect a reverse stock split anytime during the twelve months following the date of the Special Meeting of Shareholders based upon any ratio up to a maximum rate of one-for-two thousand, with the exact ratio to be established within this range by the Board of Directors in its sole discretion at the time it elects to effect the split. The Board of Directors believes that the Reverse Split is in the Company's best interests in that it may increase the trading price of the Common Stock. An increase in the price of the Common Stock should, in turn, generate greater investor interest in the Common Stock, thereby enhancing the marketability of the Common Stock to the financial community. In addition, the resulting reduction in the number of issued and outstanding shares of Common Stock, together with the proposed increase in the number of authorized shares of Capital Stock, as discussed above, will provide the Company with additional authorized but unissued shares which could be utilized for various corporate purposes, including acquisitions or mergers, stock dividends, stock splits, stock options, convertible debt and equity financings

Effect: The immediate effect of the Reverse Split will be to reduce the number of issued and outstanding shares of Common Stock from 1,555,006,329 to approximately 777,503, assuming the ratio of the maximum rate of one-for-two thousand reverse split. Although the Reverse Split may also increase the market price of the Common Stock, the actual effect of the Reverse Split on the market price cannot be predicted. The market price of the Common Stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split. Further, there is no assurance that the Reverse Split will lead to a sustained increase in the market price of the Common Stock. The market price of the Common Stock may also change as a result of other unrelated factors, including the Company's operating performance and other factors related to its business as well as general market conditions. The Reverse Split will affect all of the holders of the Company's Common Stock uniformly and will not affect any shareholder's percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares either up or down (see discussion below).

Procedure for Effecting Reverse Split: The Reverse Split of the Company's Common Stock will become effective at the discretion of the Board of Directors (the “Effective Date”) within the twelve months following the date of the Special Meeting of Shareholder. The Reverse Split will take place on the Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each shareholder is entitled to receive as a result of the Reverse Split. New certificates of Common Stock will not be issued.

Fractional Shares: No fractional shares will be issued in connection with the Reverse Split. Shareholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of Common Stock that is not evenly divisible by 2,000 will have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up in the case of fractional shares. No shareholders will receive cash in lieu of fractional shares.

Federal Income Tax Consequences of Reverse Split: The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of the Company's Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending on the facts and circumstances of such shareholder. EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss should be recognized by a shareholder upon the shareholder's exchange of shares pursuant to the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split will be the same as the shareholder's aggregate tax basis in the shares exchanged. The shareholder's holding period for the shares received in the Reverse Split will include the period during which the shareholder held the shares surrendered as a result of the Reverse Split. The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending on the state in which such shareholder resides.

No Dissenters' Rights: Pursuant to the Colorado Revised Statutes ("NRS"), the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the Reverse Split. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

As of the Record Date, there were one billion nine hundred eighty million (1,980,000,000) shares of Common Stock authorized with a stated value of $.01 per share, of which approximately 1,555,006,329 are issued and outstanding.  Each holder of the Company’s Common Stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  All voting is non-cumulative, which means that the holder of fifty percent (50%) plus one share of the shares voting for the election of the directors can elect all the directors.  The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if all dividends on the Preferred Stock have been paid in accordance with the terms of such Preferred Stock and there exists no deficiency in any sinking fund for the Preferred Stock.

Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the Preferred Stock and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company’s financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.  The Company has heretofore never paid any dividends and the Board has no plans for the payment of future dividends.  The Board presently plans for any future surplus income to be reinvested into growing the Company through additional investment.

Preferred Stock

As of Record Date, there were twenty million (20,000,000) shares of Preferred Stock authorized.  The Board of Directors has sole discretion in designating the preferences, limitations and relative rights of the Preferred Stock.  The Company presently has no Preferred Stock outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of July 25, 2008, there were 1,555,006,329 shares of common stock issued and outstanding. The following table sets forth the beneficial ownership of the Company's common stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding common stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares.

Name and Address(1)	Number of Shares Beneficially Owned	Class	Percentage of Class (2)
Vera Leonard President and Chief Executive Officer 17317 Stedman Circle Dallas, TX 75252	10,000,000	Common	*
Robert McCoy Secretary, Treasurer and Chairman of the Board of Directors 10829 Sterling Forest Avenue Las Vegas, NV 89135	500,000	Common	*
James Bickel Director 903 Redwood Drive Danville, CA 94506	10,250,000	Common	*
Patrick Edgerton Director 971 Fairway Park Incline Village, NV 89450	13,791,666	Common	*
All directors and executive officers (4 persons)	34,541,666	Common	2%
Sequoia International, Inc Leeward Hwy, Providenciales Turks & Caicos Islands	(3)	Common	(3)
*Denotes less than 1%

(1)

Unless indicated otherwise, the address for each of the above listed is c/o CLX MEDICAL, INC., 29970 Technology Drive, Suite 203, Murrieta, California 92563.

(2)

The above percentages are based on 1,555,006,329 shares of common stock outstanding as of July 25, 2008.

(3)

Shares issued to Sequoia are held in an escrow account to prevent the resale without consent of CLX Medical.  Further, while the shares are in escrow, the shares are voted by the Chairman of CLX Medical’s Board of Directors.  Since Sequoia has neither the right to vote the shares nor the right to dispose of them, Sequoia does not meet the technical definition of beneficial ownership of the escrow shares.  Were Sequoia to be considered the beneficial owner, Sequoia would control 950,000,000 shares, which is approximately 61% of the Company’s issued and outstanding common stock.  The address listed for Sequoia is that of its registered U.S. agent for service.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

The number of shares and percentages of class beneficially owned by the entities above is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individuals has sole or shared voting power or investment power and also any shares as to which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

INCORPORATION BY REFERENCE

CLX Medical, Inc., a Colorado corporation (the "Company") is currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, filed reports, proxy and Proxy Statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and Proxy Statements and other information may be inspected and copied at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and at its Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such materials can be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the Commission at (202) 942-8090 for further information. In addition, such materials may be accessed electronically at the Commission's site on the World Wide Web, located at http:/www.sec.gov. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

The Company's Annual Report on Form 10-KSB for the year ended September 30, 2007 filed on December 31, 2007, is incorporated by reference in this Information Statement.

Upon written request, the Company will provide, without charge, a copy of its Annual Report on Form 10-KSB, for the year ended September 30, 2007, to any stockholder of record or any stockholder who owned common stock listed in the name of a bank or broker, as nominee, at the close of business on July 25, 2008.

Requests should be addressed to the Company, to the attention of CLX MEDICAL, INC., 29970 Technology Drive Suite 203, Murrieta, California 92563, (951) 677-6735.

OTHER BUSINESS

The management of the Company knows of no matter other than those set forth herein that is to be brought before the Special Meeting.

The foregoing Notice and Information Statement are sent by order of the Board of Directors of CLX MEDICAL, INC.

By: /s/ Vera Leonard Vera Leonard, Chief Executive Officer Murrieta, California Dated: July 25, 2008

EXHIBIT A

STATE OF COLORADO

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

Article 4 of the Articles of Incorporation shall be amended, in part, shall be and read as follows:

"The total number of shares of stock which the Company shall have authority to issue is five billion (5,000,000,000) which shall consist of four billion nine hundred fifty million (4,950,000,000) shares of common stock, $.01 par value per share (the "Common Stock"), and fifty million (50,000,000) shares of preferred stock, $.01 par value per share (the "Preferred Stock")…

Article 4 of the Articles of Incorporation shall be amended, in part, shall be and read as follows:

[Amendment shall only be completed and included if and when CLX Medical’s Board of Directors adopts a Reverse Split.]

That the presently issued and outstanding Common Stock of the Company, $.01 par value, shall, at __:__ a.m., Eastern Time, on ______________, 200__ (the “Effective Time”), be deemed to be “reverse split,” and in the furtherance thereof, there shall, after the Effective Time, be deemed to be issued and outstanding one (1) share of the Common Stock of the Company for and instead of each _____ (_) shares of the Common Stock of the Company issued and outstanding immediately prior to the Effective Time.  To the extent that any shareholder shall be deemed after the Effective Time as a result of this Amendment to own a fractional share of Common Stock, such fractional share shall be deemed to be one whole share.  Each shareholder of record as of the Effective Time shall be entitled to receive from the Company’s transfer agent a certificate representing the number of shares of the Common Stock to which such shareholder is entitled hereunder upon delivery to the Company’s transfer agent of a certificate or certificates representing the number of shares owned by such shareholder of record as of the Effective Time.

IN WITNESS WHEREOF, said Company has caused this certificate to be signed _______ , 2008.

By: _______________________________________

                         Authorized Officer

Title: ______________________________________

Name: ____________________________________
                            Print or Type